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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MB FINANCIAL, INC.    MB FINANCIAL CAPITAL TRUST I
(Exact name of registrant and co-registrant as specified in their charters)

Maryland	36-4460265	Delaware	Applied for
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
801 West Madison Street Chicago, Illinois 60607 (773) 278-4040		801 West Madison Street Chicago, Illinois 60607 (773) 278-4040

(Addresses, including zip codes, and telephone numbers of registrant's and co-registrant's principal executive offices)

        If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

        If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

        Securities Act Registration Statement File Numbers to which this Form relates:

333-97007; 333-97007-01

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

        Securities to be registered pursuant to Section 12 (g) of the Act:

__% Cumulative Trust Preferred Securities
(and the Guarantee with respect thereto)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrants' Securities to Be Registered

        For the full description of MB Financial Capital Trust I's      % Cumulative Trust Preferred Securities (the "Trust Preferred Securities") and MB Financial, Inc.'s guarantee (the "Guarantee") being registered hereby, reference is made to the information set forth under the captions "Description of the Preferred Securities," "Description of the Debentures," "Description of the Guarantee," and "Relationship Among the Preferred Securities, the Debentures and the Guarantee" in the prospectus contained in Amendment No. One to the Registration Statement on Form S-1 (Registration No. 333-97007 and Registration No. 333-97007-01) filed by MB Financial, Inc. and MB Financial Capital Trust I with the Securities and Exchange Commission on August 7, 2002 under the Securities Act of 1933, as amended. Such information is incorporated herein by reference. The same sections of the prospectus to be filed pursuant to Rule 424(b) shall, upon filing, be deemed to be incorporated herein by reference.

Item 2.    Exhibits

  2.1
  Certificate of Trust of MB Financial Capital Trust I (incorporated by reference to Exhibit 4.3 to the Registration Statement as initially filed on July 24, 2002).

  2.2
  Trust Agreement of MB Financial Capital Trust I (incorporated by reference to Exhibit 4.4 to the Registration Statement as initially filed on July 24, 2002).

  2.3
  Form of Amended and Restated Trust Agreement of MB Financial Capital Trust I (incorporated by reference to Exhibit 4.5 to Amendment No. One to the Registration Statement filed on August 7, 2002).

  2.4
  Form of Preferred Securities Certificate of MB Financial Capital Trust I (incorporated by reference to Exhibit 4.8 to Amendment No. One to the Registration Statement filed on August 7, 2002 which is included as Exhibit D to Exhibit 4.5 to Amendment No. One to the Registration Statement).

  2.5
  Form of Preferred Securities Guarantee Agreement of MB Financial Capital Trust I (incorporated by reference to Exhibit 4.9 to Amendment No. One to the Registration Statement filed on August 7, 2002).

  2.6
  Form of Indenture for Subordinated Debentures (incorporated by reference to Exhibit 4.1 to Amendment No. One to the Registration Statement filed on August 7, 2002).

  2.7
  Form of Subordinated Debenture (incorporated by reference to Exhibit 4.2 to Amendment No. One to the Registration Statement filed on August 7, 2002 which is included as Exhibit A to Exhibit 4.1 to Amendment No. One to the Registration Statement).

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated: August 7, 2002	MB FINANCIAL, INC.
By:
/s/ JILL E. YORK Jill E. York Vice President and Chief Financial Officer
MB FINANCIAL CAPITAL TRUST I
By:
/s/ JILL E. YORK Jill E. York, Administrative Trustee

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Registrants' Securities to Be Registered
  Item 2. Exhibits
SIGNATURE